As filed with the Securities and Exchange Commission on April 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLOVER HEALTH INVESTMENTS, CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1515192
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

725 Cool Springs Blvd, Suite 320

Franklin, Tennessee 37067

(Address of Principal Executive Offices) (Zip Code)

Clover Health Investments, Corp. 2020 Equity Incentive Plan

Clover Health Investments, Corp. 2020 Employee Stock Purchase Plan

Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan

(Full Title of the Plan)

Vivek Garipalli

Chief Executive Officer

Clover Health Investments, Corp.

725 Cool Springs Blvd, Suite 320

Franklin, Tennessee 37067

(Name and Address of Agent for Service)

(201) 432-2133

(Telephone Number, including area code, of agent for service)

Copies to:

Stephen Thau, Esq.

William L. Hughes, Esq.

Justin Ho, Esq.

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, California 94105

(415) 773-5700

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share
-To be issued under the Clover Health Investments, Corp. 2020 Equity Incentive Plan	28,685,646(2)	$7.48(3)	$214,568,632.08(3)	$23,409.44(3)
	1,955,755(4)	$8.875(5)	$17,357.325.63(5)	$1,893.69(5)
-To be issued under the Clover Health Investments, Corp. 2020 Employee Stock Purchase Plan	2,785,582(6)	$6.36(7)	$17,716,301.52(7)	$1,932.85(7)
-To be issued under the Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan	35,599,861(8)	—(9)	—(9)	—(9)
Class B Common Stock, par value $0.0001 per share
-To be issued under the Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan	35,599,861(10)	$2.267(11)	$80,722,684.82(11)	$8,806.85(11)
Total	69,026,844	N/A	$330,364,994.05	$36,042.83

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Class A or Class B common stock of Clover Health Investments, Corp. (the “Registrant”) that become issuable under (i) the Clover Health Investments, Corp. 2020 Equity Incentive Plan (the “2020 Plan”) and stock options that were issued thereunder (the “2020 Plan Options”); (ii) the Clover Health Investments, Corp. 2020 Employee Stock Purchase Plan (the “ESPP”); and (iii) the stock options (the “2014 Plan Options”) previously granted under the Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan, which were assumed by the Registrant and whose underlying shares are registered hereunder, in each case, by reason of any stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or other similar transaction, which results in an increase in the number of the outstanding shares of the Registrant’s Class A common stock.

(2)	Represents 28,685,646 additional shares of the Registrant’s Class A common stock reserved for issuance under the 2020 Plan.
(3)

Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to $7.48, the average of the high and low prices of the Registrant’s Class A common stock as reported on the Nasdaq Global Select Market (“Nasdaq”) on March 25, 2021.

(4)	Represents shares of Class A common stock that will be issued upon the exercise of the 2020 Plan Options.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the weighted average exercise price of the 2020 Plan Options.
(6)	Represents 2,785,582 additional shares of the Registrant’s Class A common stock reserved for issuance under the Registrant’s ESPP.
(7)

Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to 85% of $7.48, the average of the high and low prices of the Registrant’s Class A common stock as reported on Nasdaq on March 25, 2021. Pursuant to the ESPP, shares are sold at 85% of the lesser of the fair market value of such shares on the first trading day of the offering period and the last trading day of the purchase period.

(8)	Represents shares of the Registrant’s Class A common stock issuable upon conversion of the Registrant’s Class B common stock underlying the 2014 Plan Options.
(9)

Pursuant to Rule 457(i), there is no fee associated with the registration of shares of the Registrant’s Class A common stock issuable upon conversion of any shares of the Registrant’s Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of shares of Class B common stock.

(10)	Represents shares of Class B common stock that will be issued upon the exercise of 2014 Plan Options.
(11)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the weighted average exercise price of the 2014 Plan Options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Information required by this Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

Information required by this Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (File No. 333-252073), filed with the Commission on March 31, 2021;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c)

the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-39252) filed on January 7, 2021 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to specific sections of such statements as set forth therein.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation contain provisions that limit the liability of the Registrant’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	for any breach of their duty of loyalty to the Registrant or its stockholders;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which they derived an improper personal benefit.

The Registrant’s amended and restated bylaws provide that the Registrant shall indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws provide that the Registrant may indemnify the Registrant’s employees or agents. The Registrant’s amended and restated bylaws also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

The Registrant maintains insurance policies under which, subject to the limitations of the policies, coverage is provided to its directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to these officers and directors pursuant to the Registrant’s indemnification obligations or otherwise as a matter of law.

The Registrant entered into indemnification agreements with each of its directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the Registrant, among other things, to indemnify the Registrant’s directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant’s company pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

Exhibit Number	Exhibit Title

5.1*	Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.

23.1*	Consent of Marcum LLP, independent registered public accounting firm of Social Capital Hedosophia Holdings Corp. III.

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm of Clover Health Investments, Corp.

23.3	Consent of Orrick, Herrington & Sutcliffe LLP (filed as part of Exhibit 5.1).

24.1	Power of Attorney (filed as part of signature page).

99.1**	Clover Health Investments, Corp. 2020 Equity Incentive Plan.

99.2***	Clover Health Investments, Corp. 2020 Employee Stock Purchase Plan.

99.3****	Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Purchase Plan.

*	Filed herewith.
**	Exhibit 99.1 is incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 12, 2021.
***	Exhibit 99.2 is incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 12, 2021.
****	Exhibit 99.3 is incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 12, 2021.

Item 9.	Undertakings.

a.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on March 31, 2021.

Clover Health Investments, Corp.

Date: March 31, 2021	By:	/s/ Vivek Garipalli
	Name:	Vivek Garipalli
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Clover Health Investments, Corp., a Delaware corporation, do hereby constitute and appoint Vivek Garipalli, Joseph Wagner and Gia Lee, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vivek Garipalli	Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2021
Vivek Garipalli

/s/ Joseph Wagner	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2021
Joseph Wagner

/s/ Andrew Toy	President, Chief Technology Officer and Director	March 31, 2021
Andrew Toy

/s/ Chelsea Clinton	Director	March 31, 2021
Chelsea Clinton

/s/ Lee A. Shapiro	Director	March 31, 2021
Lee A. Shapiro

/s/ Nathaniel S. Turner	Director	March 31, 2021
Nathaniel S. Turner

/s/ William G. Robinson, Jr.	Director	March 31, 2021
William G. Robinson, Jr.